Exhibit 99.1
For Immediate Release
Corel Corporation Reports Third Quarter 2009 Financial Results
OTTAWA, Canada — October 1, 2009 — Corel Corporation (NASDAQ:CREL) (TSX:CRE) today reported financial results for its third quarter ended August 31, 2009. Revenues in the third quarter of fiscal 2009 were $47.4 million, compared to $66.2 million in the third quarter of fiscal 2008. GAAP net income in the third quarter of fiscal 2009 was $0.5 million or $0.02 per basic and diluted share, compared to GAAP net income of $1.6 million or $0.06 per basic and diluted share, in the third quarter of fiscal 2008.
Non-GAAP adjusted net income for the third quarter of fiscal 2009 was $7.2 million, or $0.27 per diluted share, compared to non-GAAP adjusted net income for the third quarter of fiscal 2008 of $10.2 million, or $0.39 per diluted share. Non-GAAP adjusted EBITDA in the third quarter of fiscal 2009 was $9.6 million, compared to $15.8 million in the third quarter of fiscal 2008.
A reconciliation of GAAP net income to non-GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.
“In the third quarter, Corel demonstrated not only strong financial management through a difficult period, but also our commitment to innovation,” said Kris Hagerman, Corel CEO. “Our release of Corel Digital Studio taps into the dramatic growth of digital photo capture and video creation, and makes it much easier for consumers to make the most of their digital memories. By delivering a better user experience and superior value, we believe we will be well positioned as the economy improves and consumer confidence returns.”
Corel will host a conference call to discuss its financial results at 4:30 PM Eastern Time today. To access the conference call, please dial (877) 627-6580 or (719) 325-4900 approximately 5 minutes prior to the 4:30 PM ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available beginning at 7:30 PM ET on October 1, 2009 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 6894738.

Financial Statements Governance Practice:
The Audit Committee of Corel’s Board of Directors reviewed the earnings portion of this press release as well as the related financial statements and MD&A, and recommended they be approved by the Board of Directors. Following review by the full Board, the financial statements, MD&A and the earnings portion of this press release were approved.
Forward Looking Statements:
This news release includes forward-looking statements which are based on estimates and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances including but not limited to general economic conditions, product pricing levels and competitive intensity, and new product introductions.
Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the recent disruption in the overall economy and financial and credit markets, which may adversely impact our operations and financial results as well as our ability to obtain financing required to grow our business and make acquisitions. We may experience fluctuations in our operating results depending on the timing and success of product releases. Our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets, establish relationships with new original equipment manufacturer customers, or increase penetration of our installed base to achieve revenue growth. The long-term trend in our business reflects growth in revenues from acquisitions, which give rise to their own risks and challenges, rather than from our existing products, and that recent growth may not be representative of future growth. We face competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. Any resulting litigation costs, settlement costs or royalty requirements could affect our profitability.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 9, 2009, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. These factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any intention or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.

Financial Presentation and Use of Non-GAAP Measures:
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance, to assist in evaluation of our ongoing operations and liquidity and to determine appropriate levels of indebtedness. We believe each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies. These non-GAAP financial measures should not be considered in isolation, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. We believe it is useful for ourselves and investors to review, as applicable, both GAAP information, which includes interest, income taxes, depreciation, amortization, provision for bad debts, effects of disposal or fixed assets and investments, restructuring, integration and reorganization costs, and certain other gains, losses and expenses, and the non-GAAP measures, which exclude certain of these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to the closest GAAP measures as set out in the notes to the financial statements attached to this news release.
About Corel
Corel is one of the world’s top software companies with more than 100 million active users in over 75 countries. We develop software that helps people express their ideas and share their stories in more exciting, creative and persuasive ways. Through the years, we’ve built a reputation for delivering innovative, trusted products that are easy to learn and use, helping people achieve new levels of productivity. The industry has responded with hundreds of awards for software innovation, design and value.
Our award-winning product portfolio includes some of the world’s most widely recognized and popular software brands, including CorelDRAW® Graphics Suite, Corel® Painter™, Corel DESIGNER® Technical Suite, Corel® Paint Shop Pro® Photo, Corel® VideoStudio®, Corel® WinDVD®, Corel® WordPerfect® Office, WinZip®, and the recently released Corel® Digital Studio™ 2010. Our global headquarters are in Ottawa, Canada, with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan.
© 2009 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Painter, Corel DESIGNER, VideoStudio, WordPerfect, WinDVD, WinZip, Digital Studio, iGrafx and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product, font and company names and logos are trademarks or registered trademarks of their respective companies.

CRELF
Press/Investor Relations Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com

Corel Corporation
Quarterly Financial results
For the quarter ended August 31, 2009
(in thousands, except per share data; unaudited)
Consolidated Condensed Statement of Operations

	Three Months ended		Nine Months ended
	August 31,	August 31	August 31,	August 31
	2009	2008	2009	2008

Revenues — Product	$41,712	$59,725	$136,067	$179,336
Revenues — Maintenance and services	5,669	6,503	17,896	19,480

Total revenues	47,381	66,228	153,963	198,816

Cost of revenues — Product	12,688	15,218	42,585	44,453
Cost of revenues — Maintenance and services	164	113	374	412
Amortization of intangible assets	6,152	6,418	18,471	19,250

Total cost of revenues	19,004	21,749	61,430	64,115

Gross margin	28,377	44,479	92,533	134,701

Operating expenses
Sales and marketing	13,738	17,941	43,780	58,373
Research and development	7,940	10,610	26,336	34,417
General and administration	5,120	8,378	17,544	25,829
Restructuring	(28)	293	1,585	918

Total operating expenses	26,770	37,222	89,245	119,537

Income from operations	1,607	7,257	3,288	15,164

Other expenses (income)
Interest expense — net	2,761	3,540	8,784	10,761
Amortization of deferred financing fees	271	270	813	810
Expenses associated with evaluation of strategic alternatives	—	992	—	1,697
Other non-operating (income) expense	165	1,034	(733)	(328)

Income (loss) before income taxes	(1,590)	1,421	(5,576)	2,224
Income tax provision (recovery)	(2,119)	(177)	(444)	(274)

Net income (loss)	$529	$1,598	$(5,132)	$2,498

Net loss per share:
Basic	$0.02	$0.06	$(0.20)	$0.10
Fully diluted	$0.02	$0.06	$(0.20)	$0.10
Weighted average number of shares:
Basic	25,899	25,704	25,873	25,570
Fully diluted	26,138	26,248	25,873	26,192

Consolidated Condensed Balance Sheet

	August 31,	November 30,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$18,902	$50,260
Restricted cash	9	159
Accounts receivable
Trade, net of allowance for doubtful accounts	22,587	33,241
Other	1,950	2,932
Inventory	1,149	1,562
Income taxes recoverable	155	785
Deferred tax assets	—	3,138
Prepaids and other current assets	3,054	2,456

Total current assets	47,806	94,533

Capital assets	8,545	10,549
Intangible assets	48,237	67,029
Goodwill	80,993	82,343
Deferred financing and other long-term assets	4,136	4,942

Total assets	$189,717	$259,396

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$40,774	$57,746
Due to related parties	335	341
Income taxes payable	1,568	1,226
Deferred revenue	11,137	15,190
Current portion of long-term debt	—	19,095
Current portion of interest rate swaps	3,778	3,096
Current portion of obligations under capital leases	739	621

Total current liabilities	58,331	97,315

Deferred revenue	1,841	2,404
Income taxes payable	10,987	12,960
Deferred income taxes	7,687	13,059
Long-term debt	117,768	137,264
Accrued pension benefit obligation	220	261
Interest rate swaps	2,410	3,534
Obligations under capital leases	517	962

Total liabilities	199,761	267,759

Shareholders’ deficit
Share capital	44,800	43,992
Additional paid-in capital	11,800	9,198
Accumulated other comprehensive loss	(4,110)	(4,151)
Deficit	(62,534)	(57,402)

Total shareholders’ deficit	(10,044)	(8,363)

Total liabilities and shareholders’ deficit	$189,717	$259,396

Consolidated Condensed Statement of Cash Flows

	Three Months ended		Nine Months ended
	August 31,	August 31	August 31,	August 31
	2009	2008	2009	2008

Cash flows from operating activities
Net income (loss)	$529	$1,598	$(5,132)	$2,498
Depreciation and amortization	1,075	1,022	3,374	3,417
Amortization of deferred financing fees	271	270	813	810
Amortization of intangible assets	6,152	6,418	18,471	19,250
Stock-based compensation	1,001	1,839	3,361	4,954
Provision for (recovery of) bad debts	(28)	146	(57)	379
Change in tax uncertainties	(2,245)	(62)	(1,973)	494
Deferred income taxes	(744)	(1,233)	(884)	(3,700)
Loss on disposal of fixed assets	—	19	18	67
Loss (gain) on interest rate swap recorded at fair value	(200)	(193)	(419)	50
Unrealized gain on forward foreign exchange contracts	—	—	(45)	—
Gain on sale of investment	—	—	—	(822)
Defined benefit pension plan costs	(2)	—	20	—
Change in operating assets and liabilities	1,496	(3,605)	(9,491)	(7,861)

Cash flows provided by (used in) operating activities	7,305	6,219	8,056	19,536

Cash flows from financing activities
Reduction in restricted cash	150	2	150	58
Repayments of long-term debt	(20,346)	(755)	(38,591)	(1,850)
Repayments of capital lease obligations	(177)	(318)	(543)	(657)
Proceeds from exercise of stock options	14	231	49	485
Other financing activities	(27)	—	(77)	—

Cash flows provided by (used in) financing activities	(20,386)	(840)	(39,012)	(1,964)

Cash flows from investing activities
Purchase of long-lived assets	(14)	(1,657)	(1,067)	(4,956)

Cash flows used in investing activities	(14)	(1,657)	(1,067)	(4,956)

Effect of exchange rate changes on cash and cash equivalents	(130)	—	665	(94)

Increase (decrease) in cash and cash equivalents	(13,225)	3,722	(31,358)	12,522
Cash and cash equivalents, beginning of period	32,127	33,415	50,260	24,615

Cash and cash equivalents, end of period	$18,902	$37,137	$18,902	$37,137

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended		Nine Months ended
	August 31,	August 31	August 31,	August 31
	2009	2008	2009	2008

Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$529	$1,598	$(5,132)	$2,498
Amortization of intangible assets	6,152	6,418	18,471	19,250
Tax benefit on amortization of intangible assets	(744)	(1,233)	(884)	(3,700)
Stock-based compensation	1,001	1,839	3,361	4,954
Restructuring	(28)	293	1,585	918
Expenses associated with evaluation of strategic alternatives	—	992	—	1,697
Amortization of deferred financing fees	271	270	813	810

Non-GAAP Adjusted Net Income	$7,181	$10,177	$18,214	$26,427

Percentage of revenue	15.2%	15.4%	11.8%	13.3%

Diluted non-GAAP adjusted net income per share	$0.27	$0.39	$0.70	$1.01

Shares used in computing diluted non-GAAP adjusted net income per share	26,138	26,248	26,123	26,192

Non-GAAP Adjusted EBITDA Calculation:
Cash flows provided by (used in) operating activities	$7,305	$6,219	$8,056	$19,536
Change in operating assets and liabilities	(1,496)	3,605	9,491	7,861
Interest expense, net	2,761	3,540	8,784	10,761
Income tax expense (recovery)	(2,119)	(177)	(444)	(274)
Change in tax uncertainties	2,245	62	1,973	(494)
Deferred income taxes	744	1,233	884	3,700
Recovery (provision) for bad debts	28	(146)	57	(379)
Defined benefit pension plan costs	2	—	(20)	—
Unrealized gain on forward foreign exchange contracts	—	—	45	—
Gain on sale of investment	—	—	—	822
Gain (loss) on interest rate swap recorded at fair value	200	193	419	(50)
Loss on disposal of fixed assets	—	(19)	(18)	(67)
Expenses associated with evaluation of strategic alternatives	—	992	—	1,697
Restructuring	(28)	293	1,585	918

Non-GAAP Adjusted EBITDA	$9,642	$15,795	$30,812	$44,031

Percentage of revenue	20.3%	23.8%	20.0%	22.1%

Other Supplemental Information
(In thousands)

	Three Months ended		Nine Months ended
	August 31,	August 31	August 31,	August 31
	2009	2008	2009	2008

Revenue by Product Segment
Graphics and Productivity	$26,998	$37,913	$84,233	$113,357
Digital Media	20,383	28,315	69,730	85,459

Total	$47,381	$66,228	$153,963	$198,816

As percentage of revenues
Graphics and Productivity	57.0%	57.2%	54.7%	57.0%
Digital Media	43.0%	42.8%	45.3%	43.0%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$24,915	$33,000	$76,081	$96,690
EMEA	11,314	18,151	37,683	58,728
APAC	11,152	15,077	40,199	43,398

Total	$47,381	$66,228	$153,963	$198,816

As percentage of revenues
Americas	52.6%	49.8%	49.4%	48.6%
EMEA	23.9%	27.4%	24.5%	29.5%
APAC	23.5%	22.8%	26.1%	21.8%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$3	$4	$10	$19
Cost of revenues — Maintenance and services	2	2	6	6
Sales and marketing	302	459	1,249	1,358
Research and development	160	232	503	767
General and administration	534	1,142	1,593	2,804

Total	$1,001	$1,839	$3,361	$4,954